July 22, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re: Microsoft Corporation - Power of Attorney

To whom it may concern:

This will confirm that I have granted each of the individuals listed below the authority to, on my behalf, execute and file the Initial Statement of Beneficial

Ownership of Securities (Form 3), the Statement of Changes in Beneficial

Ownership of Securities (Form 4) and the Annual Statement of Changes in

Beneficial Ownership (Form 5), in connection with transactions in Microsoft

Corporation securities, as my Attorney-In-Fact.  Such power of attorney shall remain in full force and effect until either (i) I am no longer subject to the reporting requirements under Section 16 of the Securities Act of 1933, as amended or (ii) I have provided you with written notice withdrawing this authority.

The individuals who are authorized to act as my Attorney-In-Fact under this

Power of Attorney are as follows:

Keith R. Dolliver

Peter A. Kraus

Christyne Mayberry

Ben O. Orndorff

John A. Seethoff

Bradford L. Smith

This Power of Attorney is effective immediately upon filing with the Securities

Exchange Commission and for purposes of my future Form 4 and Form 5 filings relating to Microsoft securities and transactions.

Sincerely,

/s/ Eric D. Rudder

Eric D. Rudder